Exhibit 12.1

Certification Pursuant to 18 U.S.C. Section 1350 As Adopted Pursuant to Section

906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 20-F of I.I.S. Intelligent Information Systems Limited, a company organized under the laws of the State of Israel (the “Company”), for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of the Company certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to such officer’s knowledge, that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

By:	/s/ Robi Hartman
Robi Hartman,
Chief Executive Officer and Acting Chief Financial Officer

Date: July 15, 2003